UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2011
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07.	Submission of Matters to a Vote of Security Holders.
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) Effective May 18, 2011, the Board amended Section 2 of Article III of the Company’s Third Amended and Restated Bylaws to provide for a board of eleven members. The revised language of Article III, Section 2 is included in Exhibit 3.1 hereof.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On May 18, 2011, the Company held its regular Annual Meeting of Stockholders. The stockholders considered four proposals. The results of the voting were as follows:
Proposal 1: Election of Eleven Directors for a One-Year Term.

	Shares Voted For	Shares Withheld
David Aldrich	41,233,586	1,479,325
Lance C. Balk	41,385,631	1,327,280
Judy L. Brown	40,756,840	1,956,071
Bryan C. Cressey	41,391,918	1,320,993
Glenn Kalnasy	29,974,836	12,738,075
Mary S. McLeod	41,256,300	1,456,611
George Minnich	41,920,412	792,499
John M. Monter	41,221,139	1,491,772
Bernard G. Rethore	29,397,704	13,315,207
John S. Stroup	41,671,452	1,041,459
Dean Yoost	41,921,822	791,089
Proposal 2: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
29,252,230	13,262,743	197,938	0
Proposal 3: Advisory Vote to Determine the Frequency of Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstain
35,381,207	500,635	6,628,625	202,444
Proposal 4: Approval of the Belden Inc. 2011 Long Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
27,944,460	14,693,587	74,864	0
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

3.1	Amendment to Third Amended and Restated Bylaws of Belden Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: May 19, 2011	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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